Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$78,312,328
Realized Trading Gain (Loss) on Swaps	33,538,614
Unrealized Gain (Loss) on Market Value of Futures	52,505,003
Unrealized Gain (Loss) on Market Value of Swaps	81,016,576
Interest Income	135,864
ETF Transaction Fees	16,000
Total Income (Loss)	$245,524,385

Expenses
Investment Advisory Fee	$1,300,747
Brokerage Commissions	521,562
Tax Reporting Fees	170,200
NYMEX License Fee	58,193
Non-interested Directors' Fees and Expenses	15,296
Legal Fees	14,062
Audit Fees	13,589
SEC & FINRA Registration Expense	4,000
Total Expenses	$2,097,649
Net Gain (Loss)	$243,426,736

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/10	$2,876,430,623
Additions (7,700,000 Units)	53,715,925
Withdrawals (51,300,000 Units)	(383,540,051)
Net Gain (Loss)	243,426,736

Net Asset Value End of Period	$2,790,033,233
Net Asset Value Per Unit (377,100,000 Units)	$7.40

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502